Exhibit 99.1

Jos. A. Bank Clothiers to Acquire

Leading Lifestyle Brand Eddie Bauer

•	Purchase Price based on Enterprise Value of $825 Million, Consisting of Cash and Newly Issued Common Stock of Jos. A. Bank Plus a Potential Earn-Out of $50 Million Based on Eddie Bauer’s 2014 EBITDA Performance

•	Combination Creates Substantial Opportunities for Growth and Synergies While Allowing Two Iconic American Brands To Share Core Competencies and Demographically Similar Customer Bases

•	Acquisition Expected to be Immediately Accretive to Jos. A. Bank EPS, with Potential for Substantial Accretion in 2015 and Beyond

•	Leading Private Equity Firm Golden Gate Capital, which Owns Eddie Bauer, to Become Significant Jos. A. Bank Shareholder

•	Jos. A. Bank To Promptly Commence a Self-Tender Offer for Up to 16.4% of its Outstanding Shares at $65 Per Share to Return Capital to Shareholders

HAMPSTEAD, MD. and Bellevue, WA. - (GLOBE NEWSWIRE), February 14, 2014 —Jos. A. Bank Clothiers, Inc. (NASDAQ: "JOSB") (“Jos. A. Bank” or the “Company”) and Golden Gate Capital (“Golden Gate”) today announced that Jos. A. Bank has entered into a definitive agreement with Everest Topco LLC (“Everest Topco”), a portfolio company of Golden Gate, under which Jos. A. Bank will acquire Everest Holdings LLC (“Everest”), parent company of the Eddie Bauer brand.

Issuer Tender Offer: The Company also announced that it will promptly commence an issuer tender offer to acquire up to 4.6 million of its common shares, or 16.4% of its outstanding shares, at a price of $65 per share, or an aggregate of up to $300 million. The issuer tender offer is conditioned on, and would close promptly following completion of, the Eddie Bauer acquisition.

Terms of Acquisition: The purchase price for Eddie Bauer consists of a combination of $564 million in cash and approximately 4.7 million new shares of common stock of Jos. A. Bank, issued to Everest Topco at $56 per share, a premium to the pre-announcement share price. The final share count is subject to adjustment based on the number of shares tendered in the issuer tender offer. Everest Topco will also have the right to earn up to an additional $50 million in cash based on Eddie Bauer's EBITDA for fiscal 2014. The purchase price represents a multiple of approximately 1x 2013E revenue and 9.5x 2013E Adjusted EBITDA, including $25 million of potential pro forma synergies.

Under the terms of the Agreement, Jos. A. Bank will have the right to terminate its agreement to acquire Eddie Bauer in the event an unsolicited offer is made to acquire Jos. A. Bank that the Company's Board determines would reasonably be expected to create greater value for Jos. A. Bank's shareholders than the Eddie Bauer transaction and issuer tender offer.

Following the closing of the Eddie Bauer acquisition and issuer tender offer, Everest Topco will own approximately 16.6% of the Company’s outstanding shares and will have the right to designate two directors on the Company’s Board of Directors.

Eddie Bauer Has Long Been of Interest to Jos. A. Bank: As the Company has publicly stated, Jos. A. Bank has been engaged in an intensive process over the last two years to identify and review high potential acquisition candidates that would enable the Company to leverage its core competencies and deliver immediate

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and long-term value to its shareholders. Eddie Bauer was one of the first acquisition candidates considered by Jos. A. Bank.

The Company contacted Golden Gate on several occasions to discuss a possible acquisition of Eddie Bauer, first in early 2012, a number of times thereafter and again several months before making its offer for Men’s Wearhouse in September 2013. Until recently, Golden Gate was not prepared to consider a transaction involving Eddie Bauer. However, given Eddie Bauer’s accelerated momentum and the strategic merits of this transaction, the Company was able to reach an agreement with Golden Gate and is very pleased to be announcing this acquisition today.

Under Golden Gate’s ownership and the leadership of the strong management team installed in mid-2012, Eddie Bauer has achieved a substantial business turnaround and is today a preeminent active, outdoor and lifestyle brand for men and women. Founded in 1920, it is the largest vertically integrated U.S. retailer dedicated to the outdoor enthusiast – a passionate and loyal customer base. Eddie Bauer also has a significant global presence. For the year ended December 31, 2013, Eddie Bauer has estimated its revenue to be between $885 million and $895 million and adjusted EBITDA to be between $61 million and $65 million.

Highly Compelling and Accretive Combination: The acquisition of Eddie Bauer solidifies Jos. A. Bank’s leadership in men’s apparel and adds new categories such as women’s apparel and footwear, to create a powerful, diversified, multi-branded retail platform. While the two brands will be run independently, the combined company is expected to benefit from significant synergies, including approximately $25 million of identified process and infrastructure savings expected to be realized in 2015. Following completion of the Eddie Bauer acquisition and the issuer tender offer, the Company will continue to have a prudent capital structure, which can support future strategic acquisitions and internal growth initiatives.

The Eddie Bauer acquisition will significantly accelerate Jos. A. Bank’s growth and will be immediately accretive. In 2014, the combined company is expected to generate in excess of $2.1 billion in revenue, $255-265 million of Adjusted EBITDA and $3.20-3.40 of Adjusted EPS. In 2015, revenue is expected to be in excess of $2.2 billion, with Adjusted EBITDA in the range of $325-340 million and $4.65-4.90 of Adjusted EPS, including the impact of $25 million of synergies mentioned above.

Together, the combined company will pursue a series of initiatives to drive long-term growth and margin expansion, including growing store count, driving store productivity improvement, pursuing product enhancement initiatives and new categories, further strengthening both companies’ direct businesses, pursuing additional licenses and global expansion.

“We have long admired the Eddie Bauer brand and its widespread appeal among those with active lifestyles and excitement about the outdoors, a large and growing customer base that overlaps significantly with ours. Based on the success of Eddie Bauer’s turnaround and the outstanding opportunities a combination of our companies provides, we believe this transaction ideally positions Jos. A. Bank for the future, and Golden Gate’s investment in our Company and participation on our Board is a strong endorsement of our plan,” said Robert N. Wildrick, Chairman of Jos. A. Bank. “I look forward to working with the two exceptional CEOs who lead these companies, Neal Black at Jos. A. Bank and Mike Egeck at Eddie Bauer, to capitalize on the combined strengths of the businesses and the substantial synergies between them in order to drive significant near and long-term growth and value creation.”

Neal Black, CEO of Jos. A. Bank, said, “Bob Wildrick and I have spoken for a number of years about the potential of acquiring Eddie Bauer and the strong strategic sense it makes for our Company. With this transaction, two historic 20th century American apparel brands, dedicated to quality, which have been serving different lifestyle aspects of a demographically similar family of customers, now combine to leverage their legacies and their strengths. I am very excited to see this vision come alive and to work with Mike Egeck and his team. The addition of Eddie Bauer provides us with clear avenues for strong growth and expansion for both of our businesses now and in the years ahead, in terms of product offering, store count, global distribution and direct sales. In short, we believe a diversified portfolio in specialty retail is a winning formula for investors and we are eager to start our work together.”

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Mr. Wildrick continued, “Jos. A. Bank remains committed to maintaining a strong balance sheet, enabling us to return capital to our shareholders through a repurchase that creates immediate earnings accretion and reflects our Board’s and management’s strong belief in the intrinsic value of Jos. A. Bank. We will also continue to be able to invest in the future growth of both Jos. A. Bank and Eddie Bauer, which will enable us to further enhance the value of our combined company.”

Mr. Egeck, CEO of Eddie Bauer, said, “Over the course of my career, I have followed the growth and success of Jos. A. Bank. On behalf of our entire team, we are excited to join forces and accelerate our progress by benefitting from the exceptional opportunities provided by the combination of our companies. We are very proud of what we have achieved by refocusing Eddie Bauer on its heritage in serving outdoor enthusiasts and leveraging innovation and product expertise. We feel confident that our growth and success will continue as part of Jos. A. Bank and we look forward to working with Bob Wildrick, Neal Black and the Jos. A. Bank Board and management team.”

Josh Olshansky, Managing Director at Golden Gate Capital, said, “Eddie Bauer is a clear success story, with the potential for significant growth as part of a larger enterprise. It has been an exceptional experience to work with Mike Egeck and his team to enable Eddie Bauer to so dramatically improve its performance, and we are excited to be able to participate in its ongoing growth through our investment in Jos. A. Bank. Bob Wildrick, who drove great success over many years at Jos. A. Bank, has a clear vision for the future of the combined company. We look forward to working with Bob, the other directors of Jos. A. Bank, and the two enormously talented CEOs of the brands, Neal and Mike, and assisting in any way we can to enable the companies to benefit from each other’s strengths, achieve meaningful synergies, and deliver strong growth into the future.”

Mr. Wildrick concluded, "The Jos. A. Bank Board of Directors reviewed very carefully a number of strategic alternatives in addition to the Eddie Bauer transaction, including a possible acquisition of Men’s Wearhouse and the sale of the Company to Men’s Wearhouse. We are convinced that our transaction with Eddie Bauer and the issuer tender offer provide the greatest value creation opportunity for Jos. A. Bank shareholders. At the same time, the Company's Board has preserved the ability to enter into an alternative transaction that creates greater value for our shareholders should such a transaction be proposed."

Jos. A. Bank's right to terminate its agreement to acquire Eddie Bauer in order to accept a superior proposal is subject to payment of a fee of less than 3% of Jos. A. Bank’s equity value based on Men’s Wearhouse's current tender offer price. The closing of the Eddie Bauer acquisition is subject to the satisfaction of customary closing conditions, including the expiration of the Hart-Scott-Rodino waiting period. Closing of the Eddie Bauer acquisition is a condition to completion of the tender offer.

Financing

The Eddie Bauer acquisition will be financed through a combination of cash on the balance sheet, committed debt financing provided by Goldman, Sachs & Co. and new equity issued to Everest Topco at $56 per share. The issuer tender offer will be financed by cash on the balance sheet.

Goldman, Sachs & Co. and Financo, LLC are serving as financial advisors to Jos. A. Bank, and Skadden, Arps, Slate, Meagher & Flom LLP and Guilfoil Petzall & Shoemake, L.L.C. are serving as its legal advisors. Kirkland & Ellis LLP is serving as legal advisor to Golden Gate Capital and Eddie Bauer.

Jos. A. Bank has posted a presentation on the Investor Relations page of its website at www.josabank.com which provides more details about the transaction.

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About Jos. A. Bank

Jos. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 629 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ under the symbol “JOSB.”

About Eddie Bauer

Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells sportswear, outerwear, gear and accessories for the active outdoor lifestyle. The Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service.  Eddie Bauer products are available at approximately 370 stores throughout the United States, Canada and Japan, through catalog sales and online at www.eddiebauer.com.  Eddie Bauer is proud to be named a J.D. Power 2011 Customer Service Champion.

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with over $12 billion of capital under management. The principals of Golden Gate have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Golden Gate is one of the most active investors in leading brands in the retail and restaurant sectors. Representative investments include Payless ShoeSource, Eddie Bauer, California Pizza Kitchen, Express, Zales, J.Jill, Pacific Sunwear, Coldwater Creek, and On the Border Mexican Grill and Cantina. For additional information, visit www.goldengatecap.com.

Non-GAAP Measurements

This press release includes non-GAAP financial measures. Jos. A. Bank is presenting EBITDA which is a non-GAAP financial measure. Jos. A. Bank believes presentation of these non-GAAP financial measures is (i) helpful to management in evaluating the proposed transaction and (ii) useful to investors in connection with their financial analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Jos. A. Bank's results prepared in accordance with GAAP. For a description of how Jos. A. Bank reconciles these non-GAAP financial measures to net income, please see the appendix to this press release.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward-looking statements include assumptions about our operations, such as cost control, market conditions, liquidity and financial condition. These statements also include assumptions about the proposed acquisition of Everest Holdings LLC by Jos. A. Bank through an acquisition (including its disadvantages, potential synergies, results, effects and timing) that may or may not be realized.

Risks and uncertainties that may affect our business or future financial results include, among others, risks associated with domestic and international economic activity, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton) and other production inputs (such as labor costs), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors.

Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A, "Risk Factors," in the Jos. A. Bank Annual Report on Form 10-K for the fiscal year ended February 2, 2013, the Jos. A. Bank Quarterly Report on Form 10-Q for the quarter ended May 4, 2013, the Jos. A. Bank Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, the Jos. A. Bank Quarterly Report on Form 10-Q for the quarter ended November 2, 2013 and other reports filed by Jos. A. Bank with the Securities and Exchange Commission (SEC). Please read our "Risk Factors" and other cautionary statements contained in these filings. We undertake no obligation to update or revise any

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forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise, except to the extent required by applicable law, including the requirements of Rule 14d-9(c) under the Securities and Exchange Act of 1934, as amended and Schedule 14D-9. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

ADDITIONAL INFORMATION

The issuer tender offer referred to herein has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. If and when the tender offer is commenced, Jos. A. Bank will file with the SEC a tender offer statement. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of the tender offer statement and other documents (when available) filed with the SEC by Jos. A. Bank free of charge through the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement may be obtained from Jos. A. Bank free of charge by directing a request to Jos. A. Bank's Investor Relations Department, Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, MD 21074, 410.239.5900.

This press release does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of Jos. A. Bank commenced by The Men's Wearhouse, Inc. and Java Corp., Jos. A. Bank has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission ("SEC"). Any solicitation/recommendation statement filed by Jos. A. Bank that is required to be mailed to stockholders will be mailed to stockholders of Jos. A. Bank. INVESTORS AND STOCKHOLDERS OF JOS. A. BANK ARE URGED TO READ THE SOLICITATION / RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of the solicitation/recommendation statement and other documents (when available) filed with the SEC by Jos. A. Bank free of charge through the website maintained by the SEC at www.sec.gov. In addition, the solicitation/recommendation statement and other materials related to Men's Wearhouse's unsolicited proposal may be obtained from Jos. A. Bank free of charge by directing a request to Jos. A. Bank's Investor Relations Department, Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, MD 21074, 410.239.5900.

CONTACTS:

For Jos. A. Bank

Media:

Thomas Davies/Molly Morse

Kekst and Company

212-521-4873/212-521-4826

thomas-davies@kekst.com

molly-morse@kekst.com

Investment Community:

David E. Ullman

EVP/CFO

410-239-5715

For Golden Gate Capital & Eddie Bauer

Denise DesChenes

Nathaniel Garnick

Sard Verbinnen & Co.

212-687-8080

Jenny Gore

415-618-8750

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Reconciliation of Projected Combined Company Adjusted EBITDA1

The following sets forth a reconciliation of projected Adjusted EBITDA for the combined company for the fiscal years 2014 and 2015.

	Projected Combined Adjusted EBITDA for Fiscal year 2014		Projected Combined Adjusted EBITDA for Fiscal year 2015
	LOW ($ in millions, except per share)	HIGH ($ in millions, except per share)	LOW ($ in millions, except per share)	HIGH ($ in millions, except per share)
Net Income	$90.0	$95.5	$130.7	$137.7
Provision for Income Taxes	56.0	57.5	81.0	85.5
Interest Income, net	40.0	40.0	40.0	40.0
Depreciation and Amortization	69.0	72.0	73.3	76.8

EBITDA, Adjusted	$255.0	$265.0	$325.0	$340.0

Estimated Diluted Shares (in thousands)	28,120	28,120	28,120	28,120

Adjusted EPS	$3.20	$3.40	$4.65	$4.90

1 Figures adjusted for one-time items. Combined Company figures assume no synergies in fiscal year 2014 and $25.0 million in synergies in fiscal year 2015, and exclude integration costs. Combined Company projected EPS includes approximately $0.42 per share in estimated transaction related amortization and deferred financing costs in fiscal years 2014 and 2015. Assumes 28,120 diluted shares in fiscal years 2014 and 2015.

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Reconciliation of Eddie Bauer Adjusted EBITDA

The following sets forth a reconciliation of Eddie Bauer’s fiscal year 2013 Adjusted EBITDA.

	Eddie Bauer 2013E Adjusted EBITDA (Unaudited)
	LOW ($ in millions)	HIGH ($ in millions)
Net Income	$7.0	$9.0
Provision for Income Taxes	1.0	3.0
Interest Income, net	13.0	13.0
Depreciation and Amortization	19.5	19.5

EBITDA, Unadjusted	40.5	44.5

Nonrecurring / Noncash Charges:
Noncash Impairment of Assets[2]	4.7	4.7
Noncash Compensation/Benefits [3]	2.1	2.1
Nonrecurring Items[4]	2.3	2.3
Capitalized Costs[5]	(1.4)	(1.4)
Other Items, net[6]	0.3	0.3
Store Closures[7]	1.5	1.5
Incentive Payments above 100% Payout[8]	10.9	10.9

EBITDA, Adjusted	$60.9	$64.9

2 Represents noncash impairment charges related to unprofitable stores.

3 Represents noncash equity-based compensation expense.

4 Represents the net impact of nonrecurring legal settlement, restructuring costs and nonrecurring gains.

5 Represents adjustments for capitalized salaries.

6 Represents primarily the net impact of nonrecurring management fees, noncash rent due to straight-line accounting and foreign joint venture noncash results.

7 Represents pro forma cost savings from store closures.

8 Represents amount paid in short-term incentive as a result of substantially overachieving budgeted EBITDA.

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